UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

PHC, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts
(State of Incorporation or Organization)

1-33323	04-2601571
(Commission File Number)	(I.R.S. Employer Identification No.)

200 Lake Street, Suite 102, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

X	⁭Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
X	⁭Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

PHC, Inc. (the “Company”) hereby amends its Current Report on Form 8-K, event date July 1, 2011, in order to file the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

The consolidated balance sheets of HHC Delaware, Inc. and Subsidiary (the former owner and operator of MeadowWood) as of December 31, 2010 and 2009 (Predecessor) and as of March 31, 2011 (unaudited), and the consolidated statements of operations, changes in invested equity (deficit), and cash flows for the period from November 16, 2010 to December 31, 2010, for the period from January 1, 2010 to November 15, 2010 (Predecessor), the year ended December 31, 2009 (Predecessor) and the three months ended March 31, 2011 (unaudited) and March 31, 2010 (Predecessor) (unaudited), and the notes thereto, were filed as Exhibit 99.2 with the original 8-K filed on July 8, 2011.

(b)  Pro Forma Financial Information

The following tables set forth the unaudited pro forma condensed combined financial data for  PHC, Inc. and subsidiaries (PHC)  and HHC Delaware, Inc and Subsidiaries (MeadowWood) as a combined company, giving effect to  PHC’s acquisition of MeadowWood and related debt financing transaction on July 1, as if each had occurred on June 30, 2011 for the unaudited pro forma condensed combined balance sheet and July 1, 2010 for the unaudited pro forma condensed combined statement of income.

MeadowWood was acquired by PHC in an asset acquisition. The pro forma adjustments reflect the elimination of any assets of HHC Delaware not acquired by PHC. The fiscal year of PHC ends on June 30 while the fiscal year of MeadowWood ends on December 31.

The unaudited pro forma condensed combined balance sheet combines PHC’s audited consolidated balance sheet as of June 30, 2011 with the unaudited condensed consolidated balance sheet of MeadowWood as of June 30, 2011. The unaudited pro forma condensed combined statement of income for the twelve months ended June 30, 2011 combines PHC’s audited condensed consolidated statement of income for the twelve months ended June 30, 2011 with the unaudited condensed consolidated statement of income for MeadowWood for the twelve months ended June 30, 2011 (which was derived from the audited consolidated statement of income of MeadowWood for the fiscal year ended December 31, 2010 less the unaudited condensed consolidated statement of income of MeadowWood for the six months ended June 30, 2010 plus the unaudited condensed consolidated statement of income of MeadowWood for the six months ended June 30, 2011).

The unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles in the United States of America. The adjustments necessary to fairly present the unaudited pro forma condensed combined financial data have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial data. The pro forma adjustments are preliminary and revisions to the fair value of assets acquired and liabilities assumed may have a significant impact on the pro forma adjustments.

The unaudited pro forma condensed combined financial data is for illustrative purposes only and does not purport to represent what PHC’s financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2011

	PHC
	PHC(1)	HHC Delaware(2)	Pro Forma MeadowWood Adjustments	Notes	Pro Forma PHC
	($ in thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$ 3,669	$ 32	$ (32)	(3)	$ 4,191
			522	(6)
Accounts receivable, net	11,079	1,482			12,561
Other current assets	4,615	1,055	(643)	(3)	5,027
Total current assets	19,363	2,569	(153)		21,779
Property and equipment, net	4,713	8,108	1,566	(5)	14,387
Goodwill	969	18,677	(9,136)	(5)	10,510
Intangible assets, net	-	-	700	(5)	700
Other assets	3,237	-	1,399	(6d)	4,593
			(43)	(8)
Total assets	$ 28,282	$ 29,354	$ (5,667)		$ 51,969
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$ 2,163	$ 52	$ (1,898)	(7)	$ 265
			(52)	(3)
Accounts payable	2,890	157			3,047
Accrued salaries and benefits	2,027	635	(635)	(3)	2,027
Other accrued liabilities	2,387	457	(401)	(6b)	2,138
			(305)	(3)
Total current liabilities	9,467	1,301	(3,291)		7,477
Long-term debt	57	53	26,178	(7)	26,235
			(53)	(3)
Other liabilities	843	27,744	(27,744)	(3)	843
Total liabilities	10,367	29,098	(4,910)		34,555
Equity:
Member’s equity	-	256	(256)	(4)	-
Common stock	208	-			208
Additional paid-in capital	28,221	-			28,221
Treasury stock	(1,809)	-			(1,809)
Accumulated deficit	(8,705)	-	(388)	(6c)	(9,206)
			(70)	(6a)
			(43)	(8)
Total equity	17,915	256	(757)		17,414
Total liabilities and equity	$ 28,282	$ 29,354	$ (5,667)		$ 51,969

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Twelve Months Ended June 30, 2011

	PHC
	PHC(1)	HHC Delaware(2)	Pro Forma MeadowWood Adjustments	Notes	Pro Forma PHC
	($ in thousands, except share and per share amounts)
Revenue	$ 62,008	$ 14,614			$ 76,622
Salaries, wages and benefits	31,550	9,176			40,726
Professional fees	7,925	911			8,836
Supplies	2,362	916			3,278
Rent	3,556	29			3,585
Other operating expenses	8,015	1,289			9,304
Provision for doubtful accounts	3,406	616			4,022
Depreciation and amortization	1,105	335	85	(10)	1,525
Interest expense, net	47	487	1,487	(11)	2,021
Transaction-related expenses	1,608	—	(1,608)	(9)	—
Legal settlement	446	—			446
Total expenses	60,020	13,759	(36)		73,743
Income from operations before income taxes	1,988	855	36		2,879
Provision for income taxes	1,408	349	14	(12)	1,771

Net income	$ 580	$ 506	$ 22		$ 1,108
Earnings per share
Basic	$ 0.03				$ 0.06
Diluted	$ 0.03				$ 0.06
Weighted average shares outstanding:
Basic	19,504,943				19,504,943
Diluted	19,787,461				19,787,461

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

($ in thousands)

(1)
The amounts in this column represent actual PHC balances as of June 30, 2011.  The amounts presented in the statement of income were reclassified to conform with the presentation in PHC's amended preliminary statement filed with the Securities and Exchange Commission on September 6, 2011.

(2)	The amounts in this column represent, for MeadowWood, actual balances as of June 30, 2011 or actual results for the periods presented.

(3)
Represents the elimination of $32 of cash, $643 of deferred tax assets, $52 of current capital lease liabilities, $53 of long-term capital lease liabilities, $635 of accrued salaries and benefits, $305 of other accrued liabilities, $954 of deferred tax liabilities and a $26,790 payable to MeadowWood’s former parent company not acquired by PHC in the MeadowWood acquisition.

(4)	Reflects the elimination of the equity accounts and accumulated earnings of MeadowWood.

(5)
Represents the adjustments to acquired property and equipment and license intangible assets based on preliminary estimates of fair value and the adjustment to goodwill derived from the difference in the estimated total consideration transferred and the estimated fair value of assets acquired and liabilities assumed by PHC in the MeadowWood acquisition, calculated as follows:

Consideration transferred	$21,500

Accounts receivable	1,482
Other current assets	412
Property and equipment	9,674
Licenses	700
Accounts payable	(157)
Other accrued liabilities	(152)
Fair value of assets acquired less liabilities assumed	11,959
Estimated goodwill	9,541
Less: Historical goodwill	(18,677)
Goodwill adjustment	$(9,136)

The acquired assets and liabilities assumed will be recorded at their relative fair values as of the closing date of the MeadowWood acquisition. Estimated goodwill is based upon a determination of the fair value of assets acquired and liabilities assumed that is preliminary and subject to revision as the value of total consideration is finalized and additional information related to the fair value of property and equipment and other assets acquired and liabilities assumed becomes available. The actual determination of the fair value of assets acquired and liabilities assumed may differ from that assumed in these unaudited pro forma condensed consolidated financial statements and such differences may be material.

(6)	Represents a $522 increase in cash as a result of the MeadowWood acquisition. The sources and uses of cash for the MeadowWood acquisition were as follows:

Sources:
Incurrence of indebtedness under PHC’s senior credit facility	$26,500
Uses:
Cash consideration paid for MeadowWood	(21,500)
Repayment of existing debt	(2,220)
Transaction costs(a)	(2,258)
Net cash adjustment	$ 522

(a) The transaction-related expenses paid at closing of $2,258 include $577 of acquisition-related costs, $1,611 of debt financing costs and debt prepayment penalties of $70
(b) Represents $401 of transaction-related expenses accrued as of June 30, 2011, including $189 of acquisition-related costs and $212 of capitalized debt financing costs
(c) Represents acquisition-related costs of $577 less $189 accrued as of June 30, 2011
(d) Represents debt financing costs of $1,611 less $212 already deferred as of June 20, 2011.

(7)	Represents the effect of the MeadowWood acquisition financing by Jefferies Financing LLC, on the current portion and long-term portion of total debt, as follows:
		Current Portion	Long-term Portion	Total Debt
	Repayment of PHC historical debt	$ (2,163)	$ (57)	$(2,220)
	Incurrence of indebtedness under PHC’s senior credit facility	265	26,235	26,500
	Adjustments	$ (1,898)	$26,178	$24,280

(8)	Represents the elimination of PHC deferred financing costs in connection with the repayment of debt described in note 7 above.

(9)
Reflects the removal of acquisition-related expenses included in the historical statements of operations relating to PHC’s acquisition of MeadowWood.  PHC recorded $1,608 of acquisition-related and sale-related expenses in the twelve months ended June 30, 2011.

(10)
Represents the adjustments to depreciation and amortization expense as a result of recording the property and equipment and intangible assets at preliminary estimates of fair value as of the respective dates of the acquisition, as follows:

:

	Amount	Useful Lives (In Years)	Monthly Depreciation	Twelve Months Ended June 30, 2011
Land	$ 1,420	N/A	$ -	$ -
Building and improvements	7,700	25	26	312
Equipment	554	3-7	9	108
	9,674		35	420
Indefinite-lived license intangibles	700	N/A	-	-
Total depreciation and amortization expense				420
Less: historical depreciation and amortization expense				(335)
Depreciation and amortization expense adjustment				$ 85

(11)	Represents adjustments to interest expense to give effect to the debt incurred by PHC to fund the MeadowWood acquisition.

The PHC pro forma interest expense adjustment assumes that the interest rate of 7.25% at July 1, 2011, the closing date of the loans under PHC’s senior credit facility funding the MeadowWood acquisition, was in effect for the entire period, as follows:

Twelve Months Ended June 30, 2011
Interest related to PHC’s senior credit facility	$ 1,904
Amortization of debt discount and deferred loan costs	381
2,285
Less: historical interest expense of PHC and MeadowWood	(798)
Interest expense adjustment	$1,487

An increase or decrease of 0.125% in the assumed interest rate would result in a change in interest expense of $33 for the twelve months ended June 30, 2011, respectively.

(12)	Reflects adjustments to income taxes to reflect the impact of the above pro forma adjustments applying combined federal and state statutory tax rates for the respective periods.

(d)  Exhibits

The following exhibits are being furnished herewith:

Exhibit No.                        Exhibit Description

*99.1                        Press release, dated July 5, 2011
*99.2
Consolidated balance sheets of HHC Delaware, Inc. and Subsidiary as of December 31, 2010 and 2009 (Predecessor) and as of March 31, 2011 (unaudited), and the consolidated statements of operations, changes in invested equity (deficit), and cash flows for the period from November 16, 2010 to December 31, 2010, for the period from January 1, 2010 to November 15, 2010 (Predecessor), the year ended December 31, 2009 (Predecessor) and the three months ended March 31, 2011 (unaudited) and March 31, 2010 (Predecessor) (unaudited)

*Previously filed with Current Report on Form 8-K filed July 8, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHC, INC.

Date: September 15, 2011	By: /s/Bruce A. Shear____________
Bruce A. Shear, President and
Chief Executive Officer